UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 16, 2016

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, Indiana 47906
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	765-463-7175

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2016, P. Ron Ellis, the President and Chief Executive Officer and a Director of Endocyte, Inc. (the “Company”), notified the Board of Directors (the “Board”) of the Company of his resignation from all positions he held with the Company, including as an employee, as President and Chief Executive Officer, and as a member of the Board, effective upon the acceptance of the resignation by the Board. On that same date, the Board accepted the resignation and the Company entered into a Separation Agreement and Release of Claims with Mr. Ellis (the “Separation Agreement”), which will become effective on June 24, 2016 (the “Effective Date”), if Mr. Ellis does not exercise his right of revocation prior to that date. The Separation Agreement provides for the modification of certain severance benefits that Mr. Ellis was entitled to under a Change in Control and Severance Agreement, dated May 15, 2015, between Mr. Ellis and the Company (the “Ellis Severance Agreement”).

The Separation Agreement provides for the following payments and benefits to Mr. Ellis:

•	within 30 days following the Effective Date, the Company will pay Mr. Ellis the sum of (i) $760,644 (which is equal to 150% of his annualized base salary), plus (ii) $152,129 (which is equal to 50% of his target bonus for 2016), plus (iii) $31,944 (which is equal to 12 months of COBRA payments as provided for in the Ellis Severance Agreement), in each case less applicable tax withholdings;
•	the acceleration, immediately prior to Mr. Ellis’ termination of employment, of the vesting of the portion of each of Mr. Ellis’ stock option awards and restricted stock unit awards that, but for the termination of employment, would have vested on or before February 15, 2018; and
•	the amendment of the award agreement governing each of Mr. Ellis’ outstanding stock option awards to permit the exercise of the vested portion of such option at any time up to the earlier of (i) June 15, 2019, or (ii) the expiration date of such option.

The Separation Agreement includes a mutual release of claims and provides for Mr. Ellis, for a period of 90 days following the Effective Date and without additional compensation, to provide advice and assistance, in the capacity of a consultant, with respect to the Company’s operations and other matters within his experience and expertise, as requested by his successor.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Also on June 16, 2016, the Board appointed Michael A. Sherman to succeed Mr. Ellis as the President and Chief Executive Officer of the Company. Mr. Sherman previously served as the Company’s Chief Financial Officer and Chief Operating Officer, and, until otherwise determined by the Board, will continue to serve in the position of Chief Financial Officer. In light of his appointment as President and Chief Executive Officer, Mr. Sherman will no longer carry the title of Chief Operating Officer.

Finally, on June 16, 2016, the Board appointed Mr. Sherman to fill the vacancy on the Board created by Mr. Ellis’ resignation. Mr. Sherman’s term as a Director will expire at the annual meeting of stockholders of the Company to be held in 2019 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Mr. Sherman, age 50, has served as the Company’s Chief Financial Officer since October 2006. He also served as the Company’s Chief Operating Officer from June 2014 until June 16, 2016. From December 1994 to October 2006, Mr. Sherman served in various executive roles, but most recently as Vice President of Finance and Strategic Planning from May 2004 to October 2006, of Guidant Corporation, a cardiovascular device manufacturer acquired by Boston Scientific Corporation, a medical device company, in April 2006. Mr. Sherman serves on the Board of Directors of Mead Johnson Nutrition Company, a pediatric nutrition company. He also serves on the Indianapolis Children’s Museum Board of Trustees. Mr. Sherman holds a B.A. in economics from DePauw University and an M.B.A. from the Amos Tuck School, Dartmouth College. There are no family relationships between Mr. Sherman and any other Director or executive officer of the Company. There are no transactions between Mr. Sherman and the Company that would be required to be disclosed under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

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In connection with Mr. Sherman’s appointment as President and Chief Executive Officer, the Compensation Committee of the Board took the following actions, effective June 16, 2016:

•	increased Mr. Sherman’s annualized base salary to $400,000;
•	increased Mr. Sherman’s target cash bonus opportunity for the remainder of 2016 to 60% of his base salary; and
•	granted Mr. Sherman the following one-time equity awards:
o	a stock option to purchase 60,000 shares of the Company’s common stock, which option has an exercise price of $3.68 per share (which was the closing stock price of the Company’s common stock on June 16, 2016, the date of grant (the “Grant Date”)), has a term of 10 years and will vest in four equal annual installments beginning on the first anniversary of the Grant Date; and
o	10,000 restricted stock units, which will vest in four equal annual installments beginning on the first anniversary of the Grant Date.

The Compensation Committee also approved, and the Company and Mr. Sherman entered into, a new Change in Control and Severance Agreement, dated as of June 17, 2016 (the “Sherman Severance Agreement”), which replaces Mr. Sherman’s prior Change in Control and Severance Agreement. The Sherman Severance Agreement is on the form previously filed by the Company on May 18, 2015, has a three-year term, and will renew automatically for additional one-year terms unless either party provides prior written notice of non-renewal.

The Sherman Severance Agreement provides that if his employment is terminated by the Company without Cause (as defined in the Sherman Severance Agreement), or if he resigns for Good Reason (as defined in the Sherman Severance Agreement), prior to a Change in Control (as defined in the Sherman Severance Agreement) or after 12 months following a Change in Control, he will be entitled to:

•	a lump sum severance payment equal to 100% of his then-current base salary;
•	a monthly payment equal to 140% of the COBRA continuation coverage amount for continued coverage under the Company’s medical and dental plans for him and/or his covered dependents for 12 months or, if earlier, until he becomes eligible for group health insurance coverage with a new employer; and
•	unvested equity awards that would have vested in the following 12 months will immediately vest.

If Mr. Sherman is terminated by the Company without Cause, or if he resigns for Good Reason, within 12 months following a Change in Control, he will be entitled to:

•	a lump sum severance payment equal to 200% of his then-current base salary, as in effect immediately prior to the Change in Control or his termination, whichever is greater;
•	a lump sum severance payment equal to 200% of his target bonus for the year of termination or, if greater, for the year during which the Change in Control occurs;
•	a monthly payment equal to 140% of the COBRA continuation coverage amount for continued coverage under the Company’s medical and dental plans for him and/or his covered dependents for 24 months or, if earlier, until he becomes eligible for group health insurance coverage with a new employer; and
•	100% of his unvested equity awards will immediately vest.

The other terms of the Sherman Severance Agreement are consistent with those described in the Current Report on Form 8-K filed by the Company on May 18, 2015. The foregoing description of the Sherman Severance Agreement is qualified in its entirety by reference to the form of Change in Control and Severance Agreement, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 18, 2015 and is incorporated by reference herein.

A copy of the Company’s press release announcing the management changes described above is included with this report as Exhibit 99.1.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation Agreement and Release of Claims, by and between Endocyte, Inc. and P. Ron Ellis, executed on June 16, 2016
99.1	Press Release dated June 20, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 20, 2016

ENDOCYTE, INC.

By:	/s/ Beth A. Taylor
Beth A. Taylor Corporate Controller

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Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and Release of Claims, by and between Endocyte, Inc. and P. Ron Ellis, executed on June 16, 2016
99.1	Press Release dated June 20, 2016

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